Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

1)             Registration Statement (Form S-3 No. 333-120692),

2)             Registration Statement (Form S-3 No. 333-173951),

3)             Registration Statement (Form S-3 No. 333-94782),

4)             Registration Statement (Form S-3 No. 333-22211),

5)             Registration Statement (Form S-3 No. 333-43267),

6)             Registration Statement (Form S-3 No. 333-39282),

7)             Registration Statement (Form S-3 No. 333-65592), and

8)             Registration Statement (Form S-3 No. 333-125571)

of Liberty Property Trust and Liberty Property Limited Partnership and in the related Prospectuses of our report dated October 15, 2013, with respect to the statement of operating revenues and certain operating expenses of Cabot Industrial Value Fund III Operating Partnership, L.P. for the year ended December 31, 2012, included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 15, 2013